SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)


Filed by the registrant |X|


Filed by a party other than the Registrant |_|

Check the appropriate box:


|_|  Preliminary proxy statement


|_| Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))


|X|  Definitive proxy statement


|_|  Definitive additional materials


|_|  Soliciting material pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                 TELLURIAN, INC.
                -----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     ----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

|X|      No fee required.



|_|      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11


         (1)     Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         (4) Proposed maximum aggregate value of transaction:

         (5)     Total fee paid:
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


(1)      Amount Previously Paid:


(2)      Form, Schedule or Registration Statement No.


(3)      Filing Party:


(4)      Date Filed:

                                 TELLURIAN, INC.
                              300 K Route 17 South
                            Mahwah, New Jersey 07430
                                 (201) 529-0939

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                     IN LIEU OF ANNUAL MEETING TO BE HELD ON
                          AUGUST 31, 1998 AT 10:00 A.M.


To the Shareholders of Tellurian, Inc.

         Notice is hereby given that a Special Meeting of Shareholders in lieu of an Annual Meeting (the "Meeting") of Tellurian, Inc., a Delaware corporation (the "Company" or "TELLURIAN"), will be held at the executive offices of Tellurian at 300 K Route 17 South on August 31, 1998 at the hour of 10:00 A.M. local time for the following purposes:

(1)  To elect three Directors of the Company for the coming year;

(2) To consider and vote upon the ratification, adoption and approval of the authorization of 5,000,000 shares of Preferred Stock, $.01 par value;

(3) To ratify, adopt and approve the 1998 Incentive and Non-Statutory Stock Option Plan; and

(4)  To transact such other business as may properly come before the Meeting.

         Only shareholders of record at the close of business on July 16, 1998 are entitled to notice of and to vote at the Meeting or any adjournment thereof.


                                            By Order of the Board of Directors

                                            Stuart French, President

July 17, 1998

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                 TELLURIAN, INC.
                              300 K Route 17 South
                            Mahwah, New Jersey 07430
                                 (201) 529-0939


                                 PROXY STATEMENT

         This Proxy Statement and the accompanying proxy are furnished by the Board of Directors of Tellurian, Inc. ("Tellurian" or "the Company") in connection with the solicitation of proxies for use at the Special Meeting of Stockholders in lieu of an Annual Meeting (the "Meeting") referred to in the foregoing notice. It is contemplated that this Proxy Statement (which includes as Exhibit A the Company's Annual Report on Form 10-KSB for its fiscal year ended December 31, 1997 together with the accompanying form of proxy will be mailed together to shareholders on or about July 17, 1998.

         The record date for the determination of shareholders entitled to notice of and to vote at the Meeting is July 16, 1998. On that date there were issued and outstanding, 3,959,663 shares of Common Stock, par value $.01 per share. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, a shareholder shall be entitled to one vote, in person or by proxy, for each share held in his name on the record date. In proposal No. 1, directors will be elected by a plurality of the votes cast at the Meeting. Proposal No. 2 will be decided by a majority of the Company's outstanding shares entitled to vote. Proposal No. 3 and any other proposals that may come before the meeting will be decided by a majority of the votes cast at the Meeting.

         All proxies received pursuant to this solicitation will be voted (unless revoked) at the Special Meeting of Shareholders in lieu of an Annual Meeting held on August 31, 1998 or any adjournment thereof in the manner directed by a shareholder and, if no direction is made, will be voted for the election of each of the management nominees for director in Proposal No. 1 and in favor of Proposal Nos. 2 and 3. If any other matters are properly presented at the meeting for action, which is not presently anticipated, the proxy holders will vote the proxies (which confer authority to such holders to vote on such matters) in accordance with their best judgment. A proxy given by a shareholder may nevertheless be revoked at any time before it is voted by communicating such revocation in writing to the transfer agent, Continental Stock Transfer & Trust Company, at 2 Broadway, 19th floor, New York, New York 10004 or by executing and delivering a later-dated proxy. Furthermore, any person who has executed a proxy but is present at the Meeting may vote in person instead of by proxy; thereby canceling any proxy previously given, whether or not written revocation of such proxy has been given.

         As of the date of this Proxy Statement, the Board of Directors knows of no matters other than the foregoing that will be presented at the Meeting. If any other business should properly come before the Meeting, the accompanying form of proxy will be voted in accordance with the judgment of the persons named therein, and discretionary authority to do so is included in the proxies. All expenses in connection with the solicitation of this proxy will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company who will receive no extra compensation for their services, may solicit proxies by telephone, telegraph or personal calls. Management does not intend to use specially engaged employees or paid solicitors for such solicitation. Management intends to solicit proxies which are held of record by brokers, dealers, banks, or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold the shares. All solicitation expenses will be borne by the Company.

                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of July 1, 1998 regarding the beneficial ownership of the Company's Common Stock by all persons known by the Company to be beneficial owners of more than 5% of its Common Stock and all executive officers and directors, both individually and as a group. For purposes of calculating the amount of beneficial ownership and the respective percentages, the number of shares of Common Stock which may be acquired by a person within sixty days of July 1, 1998 are considered outstanding, but shall not be deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other person.

                                       Amount
                                     and Nature                  Approximate
Name and Address of                  of Beneficial                 Percent
Beneficial Owner (1)                 Ownership (1)               of Class (2)
--------------------                --------------               ------------
Dr. Ronald Swallow (3)(4)             370,908                            11.0%

Dr. Richard Swallow(3)(5)             136,481                             4.1%

Stuart French(3)(6)                   249,261                             6.0%

Michael Hurd (3)(7)                   200,000                             4.8%

Peter Colgan (3)                           -0-                              0%

James G.H. Lin (3)                         -0-                              0%

All officers and directors
 as a group (6 persons)(7)(8)         956,650                            32.8%

1174757 Ontario Inc. (9)
5700 Robinson Street
Niagara Falls, Ontario
Canada L2G 2A6                        450,000                            11.1%

Mary Elizabeth
  Huggins Trust (10)                  430,049                            10.9%

Alpha International Corp.
P.O. Box 671, The Valley
Anguilla, British West Indies         2,200,000                          35.8%
(11) (12)

Imafina S.A.
c/o Hubert Hendrickx
4 Route de Beaumont
CH 1701 Fribourg
Switzerland (11) (13)                    800,000                         16.9%
-------------

(1) Unless otherwise indicated below, all shares are owned beneficially and of record.

(2) Based upon 3,959,663 shares outstanding without giving effect to the issuance of shares under the Company's outstanding Warrants and Stock Options.

(3) The address for Dr. Ronald Swallow, Stuart French, Dr. Richard Swallow, Michael Hurd, Peter Colgan and James G.H. Lin is c/o Tellurian, Inc. at 300K Route 17 South, Mahwah, NJ 07430.

(4)  Includes options to purchase 73,000 shares.

(5)  Includes options to purchase 27,000 shares.

(6)  Includes options to purchase 200,000 shares.

(7)  Includes options to purchase 200,000 shares.

(8)  Includes options to purchase 500,000 shares.

(9)  Includes options to purchase 100,000 shares.

(10) Trust set up by Charles H. Powers, a founder and former shareholder, officer and director of the Company, for the benefit of his granddaughter, with Jane Powers Huggins as Trustee. The Trustee's address is 2419 West Sumter, Florence, SC 29572.

(11)  Represents Common Stock issuable upon exercise of Warrants.

(12) Based upon a Schedule 13D received by counsel for the Company. The beneficial owner of these Warrants is not shown on the Schedule 13D. These Warrants were acquired from Jericho Limited.

(13) The beneficial owner and sole officer and director of Imafina S.A. is Hubert Hendrickx.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

                  Management recommends that you vote in favor
                      of the nominees named to the Board of
                                   Directors.

                         Directors will be elected by a
                   plurality of the votes cast at the Meeting.

         Three directors are to be elected at the meeting for terms of one year each and until their successors shall be elected and qualified. It is intended that votes will be cast pursuant to such proxy for the election of the three persons whose names are first set forth below unless authority to vote for one or more of the nominees is withheld by the enclosed proxy, in which case it is intended that votes will be cast for those nominees, if any, with respect to whom authority has not been withheld. All of the nominees are now members of the Board of Directors. In the event that any of the nominees should become unable or unwilling to serve as a director, a contingency which the management has no reason to expect, it is intended that the proxy be voted, unless authority is withheld, for the election of such person, if any, as shall be designated by the Board of Directors. The following table sets forth information concerning each director and officer of the Company, each of which has been nominated to continue as a director of the Company.



                                               Term           First
                                                of            Became            Principal
Name                        Age               Office          Director          Occupation


Stuart French               52                   (1)            1995            President



James G.H. Lin              46                   (1)            1998            President, Asian
                                                                                        International
                                                                                        Management

Peter Colgan               63                    (1)            1998            Senior Vice-
                                                                                        President Computer
                                                                                        Horizons corp.

(1) Directors are elected at the annual meeting of shareholders and hold office until the following annual meeting.


         Stuart French has been President since October 1993, has served as a member of the Board of Directors since March 1995 and prior thereto was the Vice President of Operations and Marketing from August 1991 to October 1993 and Chief Financial Officer from January 1996 to March 1997. Mr. French joined the Company after the sale of Flightmatic Corp. which he owned and operated from 1987 through 1991. Flightmatic was a flight simulation company manufacturing and selling low cost general aviation training equipment. Previously, he spent ten years at Grumman Aerospace as a Business Development Manager for US Air Force contracts. After receiving a BS degree in Marketing from New England College, Mr. French was a pilot in the US Navy.

         James G.H. Lin joined the Board of Directors in March 1998. He is has been the President of Asian International Management since 1992. Mr. Lin is a graduate of National Chuang Hsin University in Taiwain and holds his MBA from North Texas State University with a major in Accounting.

         Peter Colgan joined the Board of Directors in March 1998. He has served as the Senior Vice President of Computer Horizons Corp. since 1977. He is a graduate of City College of New York with an accounting major and holds his Master of Business Administration from New York University.

         In March 1998, the Company established an Audit Committee consisting of Messrs. Colgan and Lin. The Audit Committee has the power to (i) select the independent certified public accountant, (ii) satisfy itself on behalf of the Board that the external and internal auditing procedures assure reliable and informative accounting and financial reporting, (iii) have meetings with management, or with the auditors, or with both management and auditors, to review the scope of the auditor's examination, audit reports and the Company's internal auditing procedures and reviews, (iv) monitor policies established to prohibit unethical, questionable, or illegal activities by those associated with the Company; and (v) review the compensation paid to the auditors through annual audit and non-audit fees and the effect on the independence on the auditors in relation thereto, and it may exercise the powers and authority of the Board of Directors to implement changes in connection with the foregoing or, at its option, may make recommendations to the entire Board of Directors for its approval. Prior to March 1998, the Company did not have an audit committee. The Company does not have an executive compensation committee.

         In connection with the Company's initial public offering completed in November 1996, J.W. Barclay & Co., Inc., the Representative of the Company's initial public offering, was granted the right, for a period of five years expiring in November 2001 to designate one person to act as an advisor to the Board of Directors. Such person, if designated, would be entitled to attend all such meetings and to receive all notices and other correspondence and communications sent by the Company to members of its Board of Directors. The Company would be required to reimburse the designee of the Representative for his out-of-pocket expenses incurred in connection with his attendance at such meetings. As of June 1, 1998, the Representative has not designated any person.

         During 1997, while no actual meetings were held by the Board of Directors, the board took action by unanimous written consent on five occasions.

         Upon the completion of a public offering by the Company of at least $6,000,000 in gross proceeds, the Company intends to expand its board of directors to at least four members and elect Michael Hurd as its Chairman of the Board and Chief Executive Officer.

     Michael Hurd joined the Company in February 1997 and was elected a director and Vice President of Administration and Finance and Chief Financial and Accounting in March 1997. Mr. Hurd resigned from his position as a director of the Company in March 1998. Mr. Hurd has a BBS degree in Accounting from New Hampshire College and has been a

Certified Public Accountant in New Jersey since 1973. Since 1985, he served in various officer capacities for Bobst Group Inc., a Swiss machinery manufacturing and sales company with revenues in excess of $200 million. Previously, Mr. Hurd was a partner in a printing machinery manufacturing and sales company in New Jersey. Prior to that, he served in various positions with the consulting group of a then Big 8 public accounting firm.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. To Management's knowledge, no officer, director or person owning more than 10% of the Company's Common Stock filed any reports late during its 1997 fiscal year.

Executive Compensation

         Incorporated by reference is the contents of Item 10 of Tellurian's Form 10-KSB for its fiscal year ended December 31, 1997, a copy of which is annexed to this Proxy Statement as Exhibit A.

Certain Transactions

         Incorporated by reference is the contents of Item 12 of Tellurian's Form 10-KSB for its fiscal year ended December 31, 1997, a copy of which is annexed to this Proxy Statement as Exhibit A.

                                 PROPOSAL NO. 2

             AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

Management recommends that you vote in favor of this proposal. A majority of the Company's issued and outstanding shares entitled to be cast at the meeting is required to adopt the amendment.

         In June 1998, the Board of Directors adopted a proposal declaring it advisable to create a class of 5,000,000 shares of Preferred Stock, $.01 par value, by amendment to the Company's Certificate of Incorporation. If approved, the Company's Certificate of Incorporation will be amended to provide the Company's Board of Directors with the authority, without further action by the stockholders, to issue up to 5,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. The issuance of Preferred Stock could adversely affect the voting power of holders of Common Stock and could have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no present plans to issue any shares of Preferred Stock beyond the purposes described below.

Reasons for the increase in capitalization

         The Company has filed a Registration Statement with the Securities and Exchange Commission (the "SEC") to register for sale an estimated 1,200,000 shares of Series 1 Preferred Stock and an estimated 1,200,000 Warrants to purchase Series 1 Preferred Stock plus a 15% over-allotment option (an estimated 360,000 shares). The Registration Statement filed with the SEC names J.W. Barclay & Co., Inc. as the Managing Underwriter (the "Underwriter"). Pursuant to the terms of the proposed Underwriting Agreement, if the offering is successful, of which no assurances can be given, the Company will receive gross proceeds of approximately $6,300,000 before offering expenses estimated of approximately $1,400,000. The specific terms of the Series 1 Preferred Stock including, without limitation, the rights and privileges of the Series 1 Preferred Stock, the offering price and the number of securities to be offered for sale is subject to change at any time prior to the effective date of the Registration Statement. The Underwriter will be entitled to receive at closing, Warrants (on a fully exercised basis) to purchase up to an estimated 240,000 shares of Series 1 Preferred Stock, bringing the total number of shares of Series 1 Preferred Stock to be reserved for issuance to an estimated 3,000,000 in connection with the aforementioned offering.

         Aside from the foregoing, the Company has no plans to issue any shares of Preferred Stock. The estimated remaining 2,000,000 shares of Preferred Stock (and if the offering described above is unsuccessful, then the entire 5,000,000 shares of Preferred Stock) may be issued in Series by the Board of Directors without further stockholder approval.

         In order to complete the above described financing transaction, the Company must authorize at least 3,000,000 shares of Preferred Stock; however, the authority of the Board of Directors to issue the shares of Series 1 Preferred Stock or any other Series of Preferred Stock is not conditioned upon the completion of the financing transaction. Additionally, the Preferred Stock will be available for issuance from time to time for such other purposes and consideration as the Board of Directors may approve and no further vote of stockholders will be required, except as may be required under Delaware law or the rules of any exchange or quotation system in which the Company's securities are then listed or included. The availability of additional shares of Preferred Stock for issue, without the expense or delay of obtaining the approval of stockholders, will afford the Company greater flexibility in acting upon proposed transactions, including financing transactions and acquisitions and will eliminate the expense and delay involved in calling a special meeting to authorize the Preferred Stock. Shareholders of the Company do not have any preemptive rights with respect to any of the presently authorized but unissued shares of Common Stock of the Company and no such rights will pertain to the Preferred Stock.

         As described in the Company's Form 10-KSB for its year ended December 31, 1997, the Company has had discussions regarding the acquisition of two companies engaged in the manufacture and sale of doll and souvenir products. Pursuant to the terms of the letters of intent regarding such acquisitions, the Company agreed, subject to completion of due diligence investigation, the execution of definitive contracts and the fulfillment of certain other conditions precedent, to issue a total of 4,000,000 shares of the Company's Common Stock in return for the assets of these companies. Since the filing of the above referenced reports, the Company has abandoned any discussions to complete such acquisitions due to the financial statements of such combined companies being unsatisfactory and other business reasons.

         The Company currently has 3,959,663 shares of Common Stock issued and outstanding and approximately 6,250,000 shares reserved for issuance upon exercise of outstanding Warrants and pursuant to the Company's Stock Option Plan. The Company currently has no authorized shares of Preferred Stock and is seeking to authorize 5,000,000 shares of Preferred Stock. The Company presently has no provisions in its Certificate of Incorporation or By-Laws which are designed to make a potential takeover more difficult. The authority of the Board to issue Common Stock or Preferred Stock might be considered as having the effect of discouraging an attempt by another person or entity to effect a takeover or otherwise gain control of the Company, since the issuance of Common Stock and/or Preferred Stock would dilute the voting power of the Common Stock then outstanding. Such shares could also be sold in public or private transactions to purchasers who might assist the Board of Directors in opposing a takeover bid which the Board determines not to be in the best interests of the Company and its shareholders. Accordingly, the authority of the Board to issue Common Stock and/or Preferred Stock could be used in a manner calculated to prevent the removal of Management, and make more difficult or discourage a change in control of the Company.

         The Company is not aware of any efforts to accumulate the Company's securities or to obtain control of the Company and has no present intention, agreement or negotiation requiring the issuance of any additional shares of Common Stock and/or Preferred Stock other than as described herein. The Company has no present intention of soliciting a shareholder vote on any proposal, or series of proposals, to deter takeovers.

         The affirmative vote of the owners of a majority of the issued and outstanding shares entitled to be cast at the meeting is required to adopt the Amendment. No dissenting shareholder will have a right of appraisal or right to receive payment for his stock by reason of such dissent.


                                 PROPOSAL NO. 3

        PROPOSAL TO RATIFY, ADOPT AND APPROVE THE 1998 INCENTIVE AND NON-
                          STATUTORY STOCK OPTION PLAN

Management recommends that you vote in favor of the ratification, adoption and approval of the 1998 Incentive and Non-Statutory Stock Option Plan.

This Proposal will be decided by a majority of the votes cast at the meeting of Stockholders by the holders of shares entitled to vote thereon.

         The information which follows contains a description of the 1998 Plan.

General

         The 1998 Incentive and Non-Qualified Stock Option Plan, was approved by the Board of Directors on March 2, 1998 and will be amended by the Board at its meeting scheduled to occur on July 20, 1998. Such plan, as amended, (the "1998 Plan") covers 1,500,000 shares of Common Stock, subject to adjustment of shares under the anti-dilution provisions of the 1998 Plan. The 1998 Plan authorizes the issuance of the options covered thereby as either "Incentive Stock Options" within the meaning of the Internal Revenue Code of 1986, as amended, or as "Non-Statutory or Non-Qualified Stock Options." Persons eligible to receive options under the 1998 Plan includes employees, directors, officers, consultants or advisors, provided that bona fide services shall be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital raising transaction; however, only employees (who may also be officers and/or directors) are eligible to receive an Incentive Stock Option. The 1998 Plan also provides that no options may be granted after March 2, 2008.

         The Board of Directors alone shall have the right to alter, amend, extend or revoke the 1998 Plan or any part thereof at any time, or from time to time, provided, however, that without the consent of the optionees, no change may be made in any option theretofore granted which will impair the rights of existing optionees.

         On July 14, 1998, the closing sales price of the Company's Common Stock as reported on the NASDAQ Small Cap System was $1.875. The above price reflects an inter-dealer prices, without retail markup, markdown or commission.

Purpose

         The purpose of the 1998 Plan is to encourage and enable officers, directors and employees of the Company upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a closer identification of their interests with those of the Company by providing them with a more direct stake in its welfare, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company. The 1998 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

Eligibility and Participation

         Incentive Stock Options Under the 1998 Plan may be granted under this Plan only to officers (who are employees) and to other key employees of (a) the Company and (b) "subsidiaries" of the Company. A director of the Company or any subsidiaries may receive an Incentive Stock Option under this Plan if such person is otherwise an employee of the Company and/or any subsidiaries. An employee, director or officer of the Company (or any subsidiaries), may receive a Non-Qualified Stock Option. In addition, consultants and advisors who the Board determines is providing bona fide services to the Company or any subsidiaries, whether or not otherwise compensated, may receive a Non-Qualified Stock Option so long as the Plan would continue to qualify as an Employee Benefit Plan under the Securities Act of 1934, as amended. In determining the persons to whom Options shall be granted and the number of shares to be covered by each Option, the Board may take into account the nature of the services rendered by, and the responsibilities borne by, such respective persons, their present and potential contributions to the Company's success and such other factors as the Board in its discretion shall deem relevant. Under the 1998 Plan, the aggregate fair market value (determined at the time the option is granted) of the optioned stock for which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all such Plans of the individual's Employer Corporation and its parent and subsidiary corporation) shall not exceed $100,000. More than one option may be granted to any optionee. Subject to the number of shares covered by the Plan, no further restrictions are placed on the Board of Directors in determining eligibility or participation for granting options or the amount of options which may be granted to, any director, officer, consultant or employee.

         All of the Company's and its subsidiaries' employees are eligible to participate in the 1998 Plan at the discretion of the Board of Directors.

Plan Benefits


         The table provided below contains information on the benefits provided to certain persons and groups of persons under the 1998 Plan. As of July 14, 1998, the Company has granted under the 1998 Plan, non-statutory options to purchase 615,000 shares at an exercise price of $2.625 per share. Except as provided in the table below, no other benefits under the 1998 Plan are determinable at the present time.




                                                   PLAN BENEFITS


                                                                                   Number
                                                        Net                          of
Name and Position                                    Realizable                    Shares
                                                     Value $ (1)                 Unexercised

Stuart French                                        -0-                           200,000
Michael Hurd                                         -0-                           200,000
Ronald Swallow                                       -0-                            73,000
Richard Swallow                                      -0-                            27,000
Board Nominees as a Group (five persons)             -0-                           473,000
All Executive Officers as a group (three persons)    -0-                           473,000
All Non-Executive directors as a group
  (two persons)                                      -0-                                -0-
Non-Executive Officer Employee Group (2)(3)          -0-                             40,000
=================================================  ======================  ================



(1) Based on the fair market value (approximately $1.875 per share) of the Company's Common Stock on July 14, 1998 less the applicable exercise price.

(2) Does not include value of options granted to consultants, directors or other non- executive employees.

(3)      Based upon a grant price of $2.625.

     At the Company's Board meeting scheduled to occur on July 20, 1998, the Board intends to cancel the aforesaid 615,000 options and to re-grant options (other than those to Richard Swallow and Ronald Swallow) identical to those being canceled except that the exercise price would be lowered to the fair market value of its Common Stock at the close of business on that date. The Board may also consider granting options to purchase an estimated total of 50,000 shares of the Company's Common Stock to its independent directors not reflected in the table above.

Administration

         The 1998 Plan is administered by the Company's Board of Directors (or a stock option committee consisting of three members of the Board) which has the authority to determine the persons to whom options shall be granted, whether any particular option shall be an Incentive Option or a Non-Qualified Option, the number of shares to be covered by each option, the time or times at which options will be granted or may be exercised and the other terms and provisions of the Options.

         The Board's or Committee's determination on all matters shall be conclusive and binding on the Company and on all Optionees and their legal representatives. In the event that there is a Committee, the Committee's powers are subject, however, to such resolutions as may from time to time be adopted by the Board in exercise of the Board's final power to determine questions of policy and expediency which arise in connection with the Plan. The Board at any time by resolution may abolish the committee, revest the administration of the Plan in the Board or grant options during the existence of the Committee.

         All directors of the Company hold office until the next annual stockholders' meeting and until the election and qualification of their successors. Although the Board of Directors may elect to do so, it does not presently contemplate providing periodic reports to employees as to the amount and status of each option granted under the 1998 Plan.

Term of Plan

     The Board of Directors may terminate the 1998 Plan at any time. Termination of the Plan will not affect rights and obligations theretofore granted and then in effect. No options may be granted later than March 2, 2008.

Option Price and Duration of Option

         The 1998 Plan also provides that the Board of Directors or Committee shall determine the exercise price of the Common Stock under each option. The 1998 Plan also provides that: (i) the exercise price of Incentive Stock Options granted thereunder shall not be less than 100% (110% if the optionee owns 10% or more of the outstanding voting securities of the Company) of the fair market value of such shares on the date of grant, as determined by the Board or Committee, and (ii) no option by its terms may be exercised more than ten years (five years in the case of an Incentive Stock Option, where the optionee owns 10% or more of the outstanding voting securities of the Company) after the date of grant. Any options which are canceled or not exercised within the option period become available for future grants.

Exercise of Options

         An Option granted under the Plan shall be exercisable at such time or times, whether or not in installments, as the Board shall prescribe at the time the Option is granted. An Option which has become exercisable may be exercised in accordance with its terms as to any or all full shares purchasable under the provisions of the Option, but not at any time as to less than 100 shares unless the remaining shares which have become so purchasable are less than 100 shares. Except as stated below, an Incentive Stock Option may not be exercised at any time unless the holder thereof is then an employee of the Company or any subsidiaries and shall have been continuously employed by the Company or any subsidiaries since the date of grant. In the case of Optionee's death, the lawful heirs or beneficiaries of a deceased Optionee may exercise Incentive Stock Options for a maximum period of six months after the Optionee's death, so long as the Option has otherwise not expired.

         In the event of termination of employment of a person to whom an Incentive Stock Option has been granted under the Plan by reason of the disability of such person, the optionee may exercise his Incentive Stock Option at any time within one year after such termination of employment but in no event after the day in which the Incentive Stock Option would otherwise terminate, to the extent of the number of shares covered by his Incentive Stock Option which were purchasable by him at the date of the termination of employment.

         In the case of Non-Statutory Stock Options, the disability or death of optionee shall not terminate the options granted to an officer, director or employee so long as such officer, director or employee was continuously performing services for the Company up to the date of his disability or death, as the case may be. The terms of all non-statutory stock options shall be fixed by the Board subject to the specific provisions of the 1998 Plan.

Payment of Exercise Price

         An exercisable option, or any exercisable portion thereof, may be exercised solely by delivery to the Chief Accounting Officer of the Company or his office of all of the following prior to the time when such option or such portion becomes unexercisable under the Plan:

                  (i) Notice in writing signed by the optionee or other person then entitled to exercise such option or portion, stating that such option or portion is exercised, such notice complying with all applicable rules established by the Board or Committee thereof.

                  (ii) (A) Full payment (in cash or by check) for the shares with respect to which such option or portion is hereby exercised;

                       (B) With the consent by resolution of the Board or Committee thereof, which consent may contain additional restrictions to implement the provisions contained herein, shares of any class of the Company's stock owned by the optionee duly endorsed for transfer to the Company with a fair market value on the date of delivery equal to the aggregate option price of the Shares with respect to which such option or portion is thereby exercised (which shares shall be owned by the optionee for more than six months at the time they are delivered);

                             (C)  With the  consent  of the  Board or  Committee
thereof, any other
form of cashless exercise permitted under the Plan; or

                             (D) Any combination of the  consideration  provided
in the foregoing
subsections (A), (B) and (C);

                  (iii) Such representations and documents as the Board or Committee thereof, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Board or Committee thereof may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

                  (iv) In the event that the option or portion thereof shall be exercised by any person or persons other than the optionee, appropriate proof of the right of such person or persons to exercise the option or portion thereof.

         The Board or a Committee thereof, in its sole discretion, may establish procedures whereby an optionee, to the extent permitted by and subject to the requirements of Rule 16B-3 under the Securities Exchange Act of 1934 (the "Act"), Regulation T issued by the Board of Governors of the Federal Reserve System pursuant to the Act, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an option or a portion thereof without making a direct payment of the option price to the Company. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion and from time to time, such administrative procedures and policies as it deems appropriate provided such procedures and policies are consistent with those of any other cashless exercise program established pursuant to any other plan established by the Company. Such procedures and policies shall be binding on any optionee wishing to utilize the cashless exercise program."

Transferability

         All Incentive Stock Options are non-transferable. All Non-Qualified Stock Options are non-transferable except by will or the laws of descent and distribution.

No Rights as Shareholder

         The holder of an option granted under the 1998 Plan shall have none of the rights of a shareholder with respect to the shares covered by the option until certificates representing shares purchased upon exercise of the option have been issued.

Adjustments

         The aggregate number and class of shares as to which Options may be granted under the Plan, the number and class of shares covered by each outstanding Option and the price per share thereof (but not the total price), and each such Option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividends, or any other increase or decrease in the number of issued shares of Common Stock of the Company without receipt of consideration by the Company.

         Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation, any Option granted hereunder shall be adjusted so as to pertain and apply to the securities to which the holder of the number of shares of Common Stock of the Company subject to the Option would have been entitled.

Tax Consequences

         Incentive stock options granted under the 1998 Plan are designed to qualify for the special tax treatment for incentive stock options provided for in the Internal Revenue Code (the "Code"). Under the provisions of the Code, an optionee who at all times from the date of grant until three months before the date of exercise is an employee of the Company, and who holds the shares of Common Stock obtained upon exercise of his incentive stock option for two years after the date of grant and one year after exercise, will recognize no taxable income on either the grant or exercise of such option and will recognize capital gain or loss on the sale of the shares. If such shares are held by the optionee for the required holding period, the Company will not be entitled to any tax deduction with respect to the grant or exercise of the option. If such shares are sold by the optionee prior to the expiration of the holding periods described above, the optionee will recognize ordinary income upon such disposition. Upon the exercise of an incentive stock option, the optionee will incur an item of tax preference equal to the excess of the fair market value of the shares at the time of exercise over the exercise price, which may subject the optionee to the alternative minimum tax.

         The grant of a non-qualified option pursuant to the 1998 Plan will generally speaking result in neither taxable income to the optionee nor a tax deduction to the Company; however, when an optionee exercises such an option, he or she will realize, for Federal income tax purposes, ordinary income in the amount of the difference between the option price and the then market value of the share, and the Company will be entitled to a corresponding deduction. Any such ordinary income may be subject to Federal income tax withholding at the time of such exercise and will increase the optionee's tax basis for the purpose of computing gain or loss on the later sale or exchange of the shares. Officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934 may be subject to different tax consequences upon exercise of their options.

                         FINANCIAL AND OTHER INFORMATION

         Accompanying this Proxy Statement as Exhibit A is the Company's 1997 Annual Report on Form 10-KSB for its fiscal year ended December 31, 1997. The Company incorporates by reference the information contained in Exhibit A as if set forth herein in its entirety.

                                    AUDITORS

         The principal accountant who has been selected by the Company for the current fiscal year is Miller, Ellin & Co. who served as the Company's independent public accountant for the fiscal year ended December 31, 1997. It is expected that a representative of Miller, Ellin & Co. will be present at the Special Meeting in Lieu of Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 OTHER BUSINESS

         As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business which will be presented for consideration at the Annual Meeting.

                     AVAILABILITY OF SECURITIES AND EXCHANGE
                            COMMISSION'S FORM 10-KSB

         THE COMPANY'S REPORT FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1997 ON FORM 10-KSB INCLUDES THE FINANCIAL STATEMENTS, SCHEDULES AND EXHIBITS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION; SUCH REPORT IS AVAILABLE WITHOUT CHARGE TO THE STOCKHOLDERS UPON WRITTEN REQUEST. SUCH MATERIAL CAN BE OBTAINED BY WRITING TELLURIAN, INC., ATTENTION SHAREHOLDER RELATIONS, 300 K ROUTE 17 SOUTH, MAHWAH, NEW JERSEY 07430.

Stockholders Proposals for the Next Annual Meeting

         Proposals of security holders intended to be presented at the next Annual Meeting must be received by the Company for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting as soon as possible no later than March 31, 1999.

                                                     Tellurian, Inc.

                                                     Stuart French, President

                                   EXHIBIT "A"

Tellurian's Form 10-KSB for its fiscal year ended December 31, 1997

                                     PROXY

                        TELLURIAN, INC. - SPECIAL MEETING
                  In Lieu of an Annual Meeting of Stockholders
                    To be held on July 15, 1998 at 10:00 A.M.
           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned shareholder of Tellurian, Inc., a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Special Meeting of Shareholders in lieu of an Annual Meeting of Stockholders, dated July 17, 1998 and hereby constitutes and appoints Stuart French and Michael Hurd or either of them acting singularly in the absence of the other, with a power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of Common Stock of the Company held by the undersigned at the Special Meeting of Shareholders of the Company to be held at the offices of Tellurian, Inc. at 300 K Route 17 South, Mahwah, NJ 07430 on August 31, 1998, at 10:00 A.M. local time and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

1.       The election of the three directors nominated by the Board of Directors

 FOR all nominees listed below (except      WITHHOLD AUTHORITY to vote
 as indicated below),                       for all nominees listed below,
 please check here [  ]                     please check here  [  ]

         Stuart French                               James G.H. Lin
         Peter Colgan

To withhold authority to vote for any individual nominee or nominees write such nominee's or nominees' name(s) in the space provided

2. Consider and vote upon the approval of an amendment to the Company's Certificate of Incorporation to authorize 5,000,000 shares of Preferred Stock.

  FOR                      AGAINST                     ABSTAIN
  please check here [ ]    please check here [ ]       please check here [ ]

3. To ratify, adopt and approve the Company's 1998 Incentive and Non-Statutory Stock Option Plan.

  FOR                      AGAINST                     ABSTAIN
  please check here [ ]    please check here [ ]       please check here [ ]

4. In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors favors a "FOR" designation for proposals 1, 2 and 3. This proxy when properly executed will be voted as directed. If no direction is indicated, the proxy will be voted in favor of the three directors named in proposal no. 1 and in favor of proposals no. 2 and 3.

Dated __________________________1998  ___________________________________(L.S.)
                                      ___________________________________(L.S.)

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.

   PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.

                                Lester Morse P.C.
                               111 Great Neck Road
                              Great Neck, NY 11021
                                 (516) 487-1446



Securities & Exchange Commission                                   July 17, 1998
450 Fifth Street NW
Washington, DC  20549

Re:      Tellurian, Inc.
         File No.  0-21645

Gentlemen:

         Pursuant to Regulation 14a-6(b), enclosed please find the definitive Proxy Statement, Proxy and Proxy Cover for the above captioned corporation which are being electronically filed with your office today. The Registrant intends to attach its Form 10-KSB (without exhibits) for its fiscal year ended December 31, 1997 as an exhibit to the Proxy Statement in satisfaction of the requirement of delivering an annual report to stockholders in accordance with Regulation 14A-3(b). Since the above referenced Form 10-KSB, which is an exhibit to the Proxy Statement, has been previously filed with the Commission, Tellurian is not electronically refiling such document as an exhibit to the Proxy Statement. Further the Form 10-K shall serve as the Definitive Annual Report required pursuant to Regulation 14A-6(c).

         The Annual Meeting relates solely to the election of directors, an authorization to file an amendment to the Registrant's Certificate of
Incorporation to authorize 5,000,000 shares of Preferred Stock and to ratify a Stock Option Plan. Definitive copies of the Proxy Statement with the annual report attached as an exhibit thereto and Proxy Card will be mailed to stockholders on or about July 17, 1998.

                                                     Very truly yours,

                                                     LESTER MORSE P.C.

                                                     /s/ Steven Morse
                                                     -----------------
SM:ag
Enclosures